Exhibit 99.1
FS Specialty Lending FundPreparing for a liquidity event on the New York Stock Exchange October 2025 1

2 We expect to list FSSL’s shares on the NYSE through a direct listing in mid-November of 2025 Data as of June 30, 2025, unless otherwise noted. Subject to change. Listing is subject to market conditions, approval of the NYSE and final board approval. There can be no assurance that the Fund will be able to complete the listing within the targeted timeframe or at all. 1. The actual dividend yield at listing may be higher or lower based on the then current NAV. The payment of future distributions on FSSL’s common shares is subject to the discretion of FSSL's board of trustees and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions. 2. Senior secured debt includes fist lien loans, second lien loans and senior secured bonds. 3. Represents non-energy investments based on fair value. FS Specialty Lending Fund (NYSE: FSSL) Strong market visibility Attractive distribution Senior secured debt Differentiated strategy $1.9B 9.0%+ 89% 92% Total assets Targeted annualized distribution rate at listing based on NAV1 Senior secured debt2 Diversified credit investments3 2

3 Intend to list FSSL’s shares on the NYSE through a direct listing There can be no assurance that the Fund will be able to complete the listing within the targeted timeframe or at all. Key differences between a direct listing and IPO FSSL’s direct listing Initial public offering (IPO) Initial trading price No pre-determined price (Driven by supply & demand for stock) Based on offering price New shares issued No Yes New capital raised by company No Yes Road shows with new potential investors Yes Yes

Valuations and stock prices have generally increased after initial downward pressure 4 Price-to-book value (indexed) Daily trading volume as % of shares outstanding Source: Factset, Bloomberg, company filings. Analysis represents average performance of RiverNorth Specialty Finance Corporation (RSF), Vertical Capital Income Fund (VCIF), Corporate Capital Trust (CCT), FS KKR Capital Corp. II (FSKR) and FS KKR Capital Corp. (FSK). The foregoing information is presented for illustrative purposes only. The trading performance of the Fund may differ materially from the information set forth above. Prior listings in perspective 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% 1.6% 1.8% 0.76x 0.78x 0.80x 0.82x 0.84x 0.86x 0.88x 0.90x Day 1 Day 10 Day 20 Day 30 Day 40 Day 50 Day 60 Day 70 Day 80 Day 90 Day 100 Day 110 Day 120 Day 130 Day 140 Day 150 Day 160 Day 170 Day 180 Listing + 6 days 0.78x Listing + 90 days 0.85x Listing +180 days 0.88x

December Expect to pay a quarterly distribution, targeting an annualized distribution rate of approximately 9.0%-9.5% of FSSL’s NAV1 Targeted timeline of key events 5 October November December 2026 October 20 Shareholder account maintenance freeze commenced October 14 Received shareholder approval of final proposal On or around November 7 Q3 2025 NAV published There can be no assurance that the Fund will be able to complete the listing within the expected time frame or at all. The timing of each of the key events listed above is subject to many factors, including, but not limited to, Board approval, market conditions and fund performance. 1. The payment of any type of future distributions on FSSL’s common shares is subject to the discretion of FSSL’s board of trustees and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distribution. October 28 Fund reorganization from a business development company to a closed-end fund registered under the Investment Company Act of 1940 October 20 Payment of enhanced quarterly distribution for Q3 2025 based on an annualized distribution rate of 12.5%1 January Distributions declared and paid monthly Mid-November Targeted listing on the NYSE New distribution reinvestment plan (DRP) effective upon listing Direct Registration Transaction Advice (DRTAA) sent to eligible shareholders

Operational considerations for listing 6 What is this? Do I need to take any action? Shareholder account maintenance freeze On October 20, 2025, an account maintenance freeze went into place at the Fund’s transfer agent (SS&C) to operationally prepare for the listing. The freeze will remain in place until the listing. – If you wish to transfer your shares, change the custodian on your account or perform any other maintenance to your account, requests were due to the Fund’s transfer agent by October 17 to ensure timely processing. Reorganization On October 28, 2025, the Fund was converted from a business development company (BDC) to a closed-end fund registered under the Investment Company Act of 1940. – No. Your shares of the BDC have automatically converted to shares in the closed-end fund, now named FS Specialty Lending Fund. – Depending on your firm, you may receive a confirmation statement following the reorganization. Fractional shares Following the listing, the Fund will liquidate fractional shares in the open market for accounts transitioned to brokerage. Transactions will be processed directly within each shareholder’s account at SS&C. – No. This will be performed on the behalf of applicable shareholders. – For accounts held at SS&C, the fractional shares liquidated at the time of processing will be reflected as “Shares Liquidated”. There can be no assurance that the Fund will be able to complete the listing within the targeted timeframe or at all. 6

Operational considerations for listing 7 What is this? Do I need to take any action? Transacting shares at listing Shares held by qualified custodian will be available for trading. – No action is required for shares to be eligible for trading for applicable firms. – Qualified custodians include, but are not limited to, Ameriprise, LPL, NFS, Charles Schwab, Pershing, Community National Bank and Wells Fargo Clearing. – Please check with your broker dealer/custodian for further details. Shareholders whose shares are held directly by SS&C will receive a Direct Registration Transaction Advice (DRTA) by mail. Brokers typically require this document to transfer directly registered shares to a brokerage account. – Financial advisors will be able to access and download copies of DRTA notices directly through DST Vision. – Further details on how to transfer shares to a brokerage account are available through the Share Transfer Instructions guide listed as a resource on www.fsproxy.com. – Registered shareholders who would like to sell all or a portion of their shares must complete a liquidation form, which is available at www.futurestandard.com/redeem-shares There can be no assurance that the Fund will be able to complete the listing within the targeted timeframe or at all. 7

Operational considerations for listing 8 What is this? Do I need to take any action? Cost basis – Following the reverse share split executed on May 15, 2025, the total cost basis was unchanged based on each shareholders’ original purchase amount. – However, the cost basis per share increased because, after the reverse split, shareholders hold fewer shares at a higher per-share value. – The listing of FSSL’s common shares on the NYSE does not impact cost basis and the listing is not a taxable event. – No. The Fund’s transfer agent will provide cost basis reporting directly to custodians shortly after the listing for applicable accounts. – Please allow time for both the transfer agent and your firm to process and apply cost basis information to applicable shareholder accounts. – Shareholders should consult with their financial or tax advisors before selling shares to understand their individual tax considerations. There can be no assurance that the Fund will be able to complete the listing within the targeted timeframe or at all. 8

Targeted distribution schedule

Q3 enhanced quarterly distribution

October 2025						
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30		

- **Q3 2025:** The Fund paid a quarterly enhanced distribution for Q3 2025 on **October 20,** representing an annualized distribution rate of 12.5% based on the Fund's estimated NAV as of September 30, 2025.
  - *If the Fund's common shares begin trading on the NYSE in mid-November, the Q3 distribution will represent the final enhanced quarterly distribution.*
- **Q4 2025:** We expect FSSL to pay a quarterly distribution in December, targeting an annualized distribution rate of approximately **9.0%–9.5%** of FSSL's NAV, subject to board approval.[1] We expect the record, ex-dividend and payment dates will be published prior to the listing.
- **A new distribution reinvestment plan (DRP)** will go into effect upon listing on the NYSE. The Fund's DRP will be structed as an opt-out program.
  - *Registered shareholders* who wish to receive cash distributions must complete an account maintenance form, available at www.futurestandard.com. Contact 877-628-8575 (General Inquiries) for additional information about the DRP.
  - *Shareholder whose shares have moved to brokerage accounts* are encouraged to contact their financial advisor or brokerage firm to confirm distribution elections following the listing.
- **Beginning in January 2026**, FSSL intends to declare and pay distributions monthly, subject to a listing and board approval.

1. The actual annualized distribution rate at listing may be higher or lower based on the then current NAV. The payment of future distributions on the fund's common shares is subject to the discretion of the fund's board of trustees and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions

9

10 Visit www.fsproxy.com • Information ‒ Targeted listing timeline ‒ Reorganization details ‒ Expected distribution schedule through year-end • Resources ‒ On-demand presentation ‒ Slide presentation ‒ Operational overview ‒ Share transfer guide Shareholder resources

11 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of the Fund, including but not limited to, anticipated distribution rates and liquidity events. Words such as “intends,” “will,” “believes,” “expects,” “projects,” “future” and “may” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy due to geo-political risks, risks associated with possible disruption to the Fund’s operations or the economy generally due to hostilities, terrorism, natural disasters or pandemics, future changes in laws or regulations and conditions in the Fund’s operating area, unexpected costs, the ability of the Fund to complete the listing of the common shares on a national securities exchange, the price at which the common shares may trade on a national securities exchange, and failure to list the common shares on a national securities exchange, and such other factors that are disclosed in the Fund’s filings with the Securities and Exchange Commission (the “SEC”). The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Fund undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Disclosures

12 IMPORTANT DISCLOSURES An investment in FSSL involves a high degree of risk and may be considered speculative. Investors are advised to consider the investment objectives, risks and charges and expenses of FSSL carefully before investing. This document is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein. The information contained in this document does not purport to contain all information that may be required to evaluate any investment in FSSL or any of its securities and should not be relied upon to form the basis of, or be relied upon in connection with, any investment decision whatsoever. This communication is intended to be considered in the context of FSSL’s SEC filings and other public information that FSSL may make available from time to time, including the registration statement on Form N-2 filed by New FS Specialty Lending Fund with the SEC on July 25, 2025. Investors should read and carefully consider all information found in FSSL’s reports filed with the SEC. Investors may obtain a copy of these filings free of charge at www.futurestandard.com or by contact Future Standard at 201 Rouse Boulevard, Philadelphia, PA 19112 or by phone at 877-628-8575. In April 2025, FSSL announced that its board of trustees approved a plan to prepare for the listing of its common shares on the New York Stock Exchange. There can be no assurance that FSSL will be able to complete the proposed listing within the expected timeframe or at all. The timing of the proposed listing is subject to many factors, including, but not limited to, market conditions and board of trustee approval. Disclosures